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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 27, 1997


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On August 28, 1997, HUBCO, INC., ("HUBCO") issued a press release announcing the signing of a definitive agreement (the "Merger Agreement") with Security National Bank & Trust Company of New Jersey ("SNB"), whereby SNB will be merged with and into Hudson United Bank, HUBCO's New Jersey banking subsidiary. The press release is attached as an Exhibit to this Form 8-K.

         Under the terms of the Merger Agreement, SNB's shareholders will receive $34.00 in cash for each share of SNB common stock. The $34.00 value is equal to 1.4 times SNB's book value and 36 times SNB's 1996 earnings per share, and represents a 4.7% premium on deposits. SNB is an $86 million asset bank and trust company headquartered in Newark, New Jersey with branches in Nutley and Kearny, New Jersey.

         SNB has issued an option to HUBCO which, based on certain events, could result in the issuance of 30,318 SNB common shares to HUBCO. The transaction will be accounted for by HUBCO as a purchase.

         Simultaneously with the execution of the Merger Agreement between Hudson United Bank and SNB, HUBCO and an acquisition subsidiary entered into a parallel merger agreement with Fiduciary Investment Company of New Jersey, ("FIC") a closely held corporation which owns approximately 79% of the outstanding shares of SNB.

         Consummation of both mergers are subject to customary conditions, including but not limited to the approval by Federal and New Jersey bank regulatory authorities and the shareholders of SNB and FIC.

         The management of HUBCO, SNB and FIC anticipate that the mergers will close during the fourth quarter of 1997.



Item 7.   Exhibits

     99.1      Press Release dated August 28, 1997.

     99.2 Agreement and Plan of Merger dated August 27, 1997 among Hudson United Bank and Security National Bank & Trust Company of
               New Jersey.

     99.3 Agreement and Plan of Merger dated August 27, 1997 among HUBCO, Inc. and FS Acquisition Corporation and Fiduciary Investment Company of New Jersey.

     99.4 Stock Option Agreement dated August 27, 1997 among HUBCO, Inc. and Security National Bank & Trust Company of New Jersey.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: September 8, 1997            By:D. LYNN VAN BORKULO-NUZZO
                                       -----------------------------
                                       D. Lynn Van Borkulo-Nuzzo,
                                       Executive Vice President


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                                INDEX TO EXHIBIT


Exhibit No.              Description
- ----------               -----------


     99.1      Press Release dated August 28, 1997.

     99.2 Agreement and Plan of Merger dated August 27, 1997 among Hudson United Bank and Security National Bank & Trust Company of New Jersey.

     99.3 Agreement and Plan of Merger dated August 27, 1997 among HUBCO, Inc. and FS Acquisition Corporation and Fiduciary Investment Company of New Jersey.

     99.4 Stock Option Agreement dated August 27, 1997 among HUBCO, Inc. and Security National Bank & Trust Company of New Jersey.